VESSEL SALE AND PURCHASE AGREEMENT

      THIS VESSEL SALE AND PURCHASE AGREEMENT (this "Agreement") is entered into as of the 28th day of July, 1997, by and between MIDWEST MARINE MANAGEMENT COMPANY, a Missouri corporation, with its principal offices located at 13545 Barrett Parkway Drive, Suite 120, St. Louis, Missouri 63021 (hereinafter referred to as "Buyer"), and SEI II L.P., a New York limited partnership, with an address of 3 World Financial Center, 29th Floor, New York, New York 10285 (hereinafter referred to as "Seller").

                             WITNESSETH:

      WHEREAS, Buyer and Seller are entering into this Agreement with the intent and for the purpose of Buyer purchasing from Seller the twenty-five (25) barges described below, and said Buyer and Seller intend to provide for the sale, purchase and transfer of title from Seller to Buyer of the Vessels (as defined below), upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.  NAMED VESSELS:

SEI 2001 BF   Official No. 641143       SEI 2014 BF   Official No. 641156
SEI 2002 BF   Official No. 641144       SEI 2015 BF   Official No. 641157
SEI 2003 BF   Official No. 641145       SEI 2016 BF   Official No. 641158
SEI 2004 BF   Official No. 641146       SEI 2017 BF   Official No. 641159
SEI 2005 BF   Official No. 641147       SEI 2018 BF   Official No. 641160
SEI 2006 BF   Official No. 641148       SEI 2019 BF   Official No. 641161
SEI 2007 BF   Official No. 641149       SEI 2020 BF   Official No. 641162
SEI 2008 BF   Official No. 641150       SEI 2021 BF   Official No. 641163
SEI 2009 BF   Official No. 641151       SEI 2022 BF   Official No. 641164
SEI 2010 BF   Official No. 641152       SEI 2023 BF   Official No. 641165
SEI 2011 BF   Official No. 641153       SEI 2024 BF   Official No. 641166
SEI 2012 BF   Official No. 641154       SEI 2025 BF   Official No. 641167
SEI 2013 BF   Official No. 641155

      Any of the above-named barges is sometimes hereinafter referred to as a "Vessel", and all of the barges are sometimes hereinafter referred to collectively as the "Vessels".

      2.  PURCHASE AND SALE OF VESSELS:

      Buyer hereby agrees to purchase all, and not less than all, of the Vessels from Seller, and Seller hereby agrees to sell the Vessels to Buyer.

      3.  PURCHASE PRICE:

      The Purchase Price shall be U.S. $4,300,000.00, based on the price of one Vessel being U.S. $172,000.00.

      4.  PAYMENT:

      Buyer shall pay to Seller (a) 10% of the Purchase Price for the Vessels (the "Earnest Deposit"), in full and in cash on or before August 15, 1997, by electronic payment of immediately available Federal funds at a Federal Reserve Bank of the United States of America available for withdrawal and all other uses without exception or restriction, and (b) the remainder of the Purchase Price for the Vessels, in full and in cash upon simultaneous transfer of title to the Vessels at the Closing, by electronic payment of immediately available Federal funds at a Federal Reserve Bank of the United States of America available for withdrawal and all other uses without exception or restriction. The Purchase Price shall be wired to Thompson Coburn Client Account at Mercantile Bank N.A., ABA No. 081000210, Account Name: Thompson Coburn Client Account, Account No. 100-14-23332, Reference: SEI II L.P.

      5.  RIGHTS AND OBLIGATIONS UPON CLOSING TO SURVIVE:

      The  rights  and  obligations of Buyer and  Seller  under  this
Agreement shall not terminate or be otherwise reduced, impaired, altered or affected and shall continue and survive, in full force and effect without change, the delivery of the Vessels, any payment therefor, transfer of title thereto, and Closing of the sale and purchase thereof. All representations, warranties, disclaimers of warranties, disclaimers of representations, agreements, terms, conditions and covenants herein shall survive the delivery of the Vessels, any payment therefor, transfer of title thereto, and Closing of the sale and purchase thereof.

      6.  TRANSFER OF TITLE:

      Transfer of title to the Vessels shall occur on an "AS IS, WHERE IS" BASIS, subject to those warranties of title and disclaimers of other warranties and disclaimers of representations set forth in paragraph 7 hereof.

      7.  WARRANTY OF TITLE; INSPECTIONS AND ACKNOWLEDGMENTS OF
          BUYER; DISCLAIMER OF WARRANTIES AND DISCLAIMER OF
          REPRESENTATIONS:

      (a) Warranty of Title. Seller represents and warrants to Buyer that the Vessels are free and clear of all mortgages (including, without limitation, that certain First Preferred Mortgage of Documented Vessels dated as of January 3, 1997, executed by Seller in favor of Buttonwood Leasing Corporation in the amount of U.S. $2,339,000 (the "Mortgage"), which Mortgage was filed with the Officer in Charge, U.S. Coast Guard, National Vessel Documentation Center on January 3, 1997 and recorded in Book 97-09, Page 352), libels, maritime liens or other liens, encumbrances, debts, obligations or other charges whatsoever.

      (b) Inspections and Acknowledgments of Buyer. Buyer acknowledges that Buyer has become thoroughly knowledgeable of the condition,  merchantability, seaworthiness  and  suitability  of  the
Vessels by reason of Buyer's inspections and knowledge of the Vessels, the inland rivers and waterways, and marine equipment and the marine industry. Buyer further acknowledges that prior to the Closing, Buyer made all inspections of the Vessels, both afloat and on drydock, as Buyer deemed necessary, appropriate, or desirable. With respect to the condition, merchantability, seaworthiness and suitability of the Vessels for the service and use intended by Buyer, Buyer agrees to rely solely and entirely on Buyer's own knowledge and inspections of the Vessels and Buyer's knowledge of the inland rivers and waterways, marine industry and marine equipment generally, and not  upon  any  representation  or  warranty  of  Seller  as  to  the condition, merchantability, seaworthiness or suitability of the Vessels, no such representation or warranty having been made by
Seller.   The  acceptance of title to the Vessels  by  Buyer  at  the
Closing shall constitute an admission of Buyer's complete satisfaction with the condition, merchantability, seaworthiness and suitability of the Vessels and Buyer shall not be entitled to make or assert any claim, lawsuit, right or remedy against Seller with respect to the condition, merchantability, seaworthiness or suitability of any of the said Vessels including without limitation any claim arising out of or relating to latent or patent defects.

      (c) Full Disclaimer of All Warranties and Representations. ACCORDINGLY, EXCEPTING ONLY THE WARRANTY OF TITLE CONTAINED IN SUBPARAGRAPH 7(a) ABOVE, IT IS THE EXPRESS INTENTION OF SELLER AND
BUYER,  IN  THE  CLEAREST AND MOST UNEQUIVOCAL TERMS, TO  NEGATE  ANY
WARRANTIES AND REPRESENTATIONS BY SELLER CONCERNING THE VESSELS SPECIFICALLY INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF SEAWORTHINESS, MERCHANTABILITY, SUITABILITY AND CONDITION AND ANY
WARRANTY WITH RESPECT TO ANY PATENT AND LATENT DEFECTS IN THE VESSELS, HOWEVER ARISING. SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE VESSELS OR THEIR CONSTRUCTION, DESIGN, CONDITION, WORKMANSHIP, SUITABILITY, FITNESS FOR ANY PURPOSE, SEAWORTHINESS, MERCHANTABILITY, REPAIR, MAINTENANCE, LATENT, OR PATENT DEFECTS, QUALITY, QUANTITY OR ANY OTHER MATTER WITH RESPECT OR RELATED TO THE VESSELS, EXCEPTING ONLY THE WARRANTY OF TITLE CONTAINED IN SUBPARAGRAPH 7(a) ABOVE. ANY WARRANTY, OBLIGATION, LIABILITY, LAWSUIT, RIGHT OR REMEDY AGAINST SELLER BY BUYER WITH RESPECT OR RELATED, DIRECTLY OR INDIRECTLY, TO THE VESSELS OR THEIR CONSTRUCTION, DESIGN, CONDITION, WORKMANSHIP, SUITABILITY, FITNESS
FOR PURPOSE, SEAWORTHINESS, MERCHANTABILITY, REPAIR, MAINTENANCE, LATENT OR PATENT DEFECTS, QUALITY OR ANY OTHER CONDITION OF THE VESSELS ARE HEREBY, EFFECTIVELY, FINALLY AND FULLY DISCLAIMED,
DISCHARGED, RELEASED AND WAIVED BY BUYER IN FAVOR OF SELLER, EXCEPTING ONLY THE WARRANTY OF TITLE CONTAINED IN SUBPARAGRAPH 7(a) ABOVE. BUYER SHALL NOT BE ENTITLED TO MAKE OR ASSERT, AND DOES HEREBY WAIVE, ANY CLAIM, LAWSUIT, RIGHTS OR REMEDIES AGAINST SELLER. EXPRESS OR IMPLIED, DIRECTLY OR INDIRECTLY, RELATED TO THE VESSELS OR THEIR CONSTRUCTION, DESIGN, CONDITION, WORKMANSHIP, SUITABILITY, FITNESS FOR PURPOSE, SEAWORTHINESS, MERCHANTABILITY, REPAIR, MAINTENANCE, LATENT OR PATENT DEFECTS, QUALITY OR ANY OTHER CONDITION OF THE VESSELS UNDER ANY CIRCUMSTANCES INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR FROM CONTRACTUAL RESPONSIBILITIES, TORTIOUS OR NEGLIGENT CONDUCT OF OMISSION OR COMMISSION AND WHETHER INTENTIONAL, UNINTENTIONAL OR BY REASON OF STRICT LIABILITY, EXCEPTING ONLY ANY SUCH CLAIM, LAWSUIT, RIGHTS OR REMEDIES BASED UPON THE WARRANTY OF TITLE SET FORTH IN SUBPARAGRAPH 7(a) ABOVE. IN FURTHERANCE OF THIS INTENTION, BUYER FULLY AND COMPLETELY UNDERSTANDS AND AGREES THAT THE VESSELS ARE SOLD, PURCHASED, TRANSFERRED, DELIVERED AND ACCEPTED ON AN "AS IS, WHERE IS" CONDITION BASIS, IN WHATEVER CONDITION THAT MAY BE AND AT THE SOLE COST, EXPENSE, LIABILITY AND RISK OF BUYER, EXCEPT FOR THE WARRANTY OF TITLE SET FORTH IN SUBPARAGRAPH 7(a) ABOVE.

      8.  EVENT OF LOSS PRIOR TO CLOSING:

      Prior to the Closing (defined below), the entire risk of loss shall be borne by Seller. At Closing, the risk of loss shall pass to Buyer. If prior to the Closing one or more of the Vessels are damaged and any such casualty is deemed a total loss, Seller shall have the right to collect the insurance proceeds for the damaged
Vessel(s) and the Purchase Price shall be reduced to reflect the number of Vessel(s) deemed a total loss. If prior to Closing one or more of the Vessels are damaged but such casualty is deemed a partial loss, Seller shall, at the Closing, assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to Seller with respect to such casualty. Buyer shall receive a credit against the Purchase Price in the amount of any applicable insurance deductible, and the parties shall proceed to Closing pursuant to the terms hereof without further modification of the terms of this Agreement.

      9.  CLOSING:

      At the Closing (the "Closing") which shall occur at the offices of Thompson Coburn in St Louis, Missouri at 10:00 a.m. on August 28, 1997 or at such other place and time as Buyer and Seller mutually agree:

      Each party's obligation to consummate this Agreement is expressly conditioned on the absence of any vote of the limited partners of Seller (which vote shall have taken place in accordance with Seller's partnership agreement) to disapprove the transaction contemplated by this Agreement (such a vote to disapprove any of the transactions contemplated herein being referred to herein as a "Limited Partner Disapproval"). This Agreement shall automatically terminate upon any Limited Partner Disapproval. In addition, if prior to the Closing the limited partners of Seller have caused a meeting of Seller to be called in accordance with Seller's partnership agreement, to vote to disapprove the transaction contemplated herein (a "Partnership Vote Meeting"), then (x) Seller shall promptly thereafter provide written notice of the requirement for such meeting (the "Notice of required Partnership Vote") to Buyer, together with the date set therefor: (y) the closing date shall automatically be extended to the seventh (7th) calendar day following such Partnership Vote Meeting; and (z) Seller shall provide Buyer with written notice of the result of the Partnership Vote Meeting promptly after such result becomes available. Seller shall be responsible for all costs associated with conducting any Partnership Vote Meeting

        (a)  Buyer shall deliver to Seller the following:

           (1) Payment of the Purchase Price in full in cash, by electronic payment to Mercantile Bank National Association, ABA No. 081000210, Account Name: Thompson Coburn Client Account, Account No. 100-14-23332, Reference: SEI II L.P., as provided in paragraph 4 of this Agreement, less the amount of the Earnest Deposit paid upon execution of this Agreement;

           (2)  Receipt  for Bills of Sale, Satisfaction  of  Vessels
from  Preferred  Mortgage  and  U.S.  Coast  Guard  Certificates   of
Documentation for each Vessel; and

           (3) A duly executed agreement to terminate the Vessel Management Agreement dated January I, 1993, between Buyer and Seller, as amended.

        (b)  Seller shall deliver to Buyer the following:

           (1) In duplicate, a duly executed Bill of Sale (Form CG-1340) for all of the Vessels containing those warranties of title and disclaimers of other warranties and disclaimers of representations set forth in paragraph 7 hereof;

           (2)   In   duplicate,  a  Satisfaction  of  Vessels   from
Preferred Mortgage duly executed by Buttonwood Leasing Corporation;

           (3) The original of the United States Coast Guard Certificate of Documentation for each of the Vessels;

           (4) Possession of each of the Vessels; and

           (5) A duly executed agreement to terminate the Vessel Management Agreement dated January 1, 1993, between Buyer and Seller, as amended.

      10.  CITIZENSHIP:

(a) Buyer represents and warrants that it is a citizen of the United States within the provisions of the Shipping Act of 1916, as amended, and that at time of delivery and Closing, Buyer and any assignee of Buyer will be a citizen of the United States, as aforesaid and fully capable of owning a U.S. vessel and these Vessels for their intended use in the coastwise trade.

(b) Seller represents and warrants that at all times during its ownership of the Vessels, it has been and, at the time of delivery and Closing it will be a citizen of the United States within the provisions of the Shipping Act of 1916, as amended, and fully capable of owning a U.S. vessel and these Vessels for their intended use in the coastwise trade.

      11  TAXES:

        It is the intent of Seller and Buyer that the purchase hereunder shall be consummated at such place and in such manner that, to the extent reasonably possible, neither the Seller, Buyer nor the Vessels shall be subject to any sales, use, gross receipts, excise, transfer, value added, watercraft, or other tax, and Seller and Buyer agree to cooperate with each other in the manner of closing, to the extent reasonably possible, so as to carry out such intent. However, if any such tax shall be incurred, as between Seller and Buyer, it shall constitute the sole liability of the Buyer, and Buyer agrees to pay, defend, indemnify and hold Seller harmless from and against any such sales, use, gross receipts, excise, transfer, value added, watercraft, or other tax of whatever nature, imposed as a result of the sale or transfer of the Vessels or use thereof by Buyer thereafter, excluding only any federal, state or local income tax imposed on the income of Seller or any of its partners by the United States of America or any taxing authority located within the geographic boundaries of the United States of America.

      12.  EXPENSES; BROKERS:

        Each   party  shall  be  responsible  for  its  own  expenses
incident to the Closing and the sale and purchase of the Vessels. Buyer and Seller each represent and warrant to the other party that it has had no dealings with any broker or agent in connection with the sale and purchase of the Vessels.

      13.  MISCELLANEOUS:

        (a) This Agreement is the complete agreement of Buyer and Seller concerning the subject matter contained herein and terminates and supersedes any and all prior agreements, arrangements, and understandings, oral or written, between Buyer and Seller concerning the subject matter of this Agreement. Waivers or amendments by Seller with respect to any provision hereof may be made by an instrument in writing signed by its General Partner, by its President or any Vice President; waivers or amendments by Buyer with respect to any provision hereof may be made by an instrument in writing signed by its President, any Vice President, or any other officer or authorized representative. No waiver, forbearance or failure by either Buyer or Seller of its respective right to enforce any provision of this Agreement shall constitute a waiver or estoppel of either Buyer's or Seller's right to enforce said provision in the future or of Buyer's or Seller's right to enforce any other provision of this Agreement. No waiver or amendment shall be effective unless and until made in writing and executed as herein set forth.

        (b)   This  Agreement  may  be  executed  in  one   or   more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (c) Unless changed by notice by the party to be notified specifying a different address or addressee any notice required or permitted by the terms hereof shall be effectively delivered for all purposes by delivering same in person or by mailing same by U.S.
Certified or Registered Mail, return receipt requested, or by U.S. Express Mail, with receipt of delivery to the United States Post
Office for mailing acknowledged, postage prepaid, in each case properly addressed to the party to be notified at such party's Notice Address set forth below.

                    (i) Seller's Notice Address is:

                    SEI II L.P.
                    3 World Financial Center, 29th Floor
                    New York, NY 10285
                    Attention: Jeffrey C. Carter


                    Copy to:

                    Thompson Coburn
                    One Mercantile Center
                    St. Louis, Missouri 63101
                    Attention: Jan Robey Alonzo, Esq.

                    (ii) Buyer's Notice Address is:

                    Midwest Marine Management Company
                    13545 Barrett Parkway Drive
                    Suite 120
                    St. Louis, Missouri 63021
                    Attention: Ronald E. Moore

      Any notice given by U.S. Mail as specified above shall be deemed delivered when received by the party to be notified or when delivery is refused by such party.

        (d) The parties covenant that any and all litigation which either party instigates arising out of this Agreement, whether sounding in admiralty, equity, contract, tort, or other theories, and whether in rem or in personam, shall be brought in the U.S. District Court of the Southern District of New York if federal subject matter jurisdiction exists. Both parties waive all objections to personal jurisdiction and venue in such court and any right to trial by jury in such litigation, and agree that delivery of a copy of the Summons and Compliant pursuant to the procedure set forth in paragraph 13(c) hereof, shall constitute valid and effective service of process. If federal subject matter jurisdiction over the litigation does not exist, such litigation shall be brought in the Supreme Court of the State of New York in the Borough of Manhattan, New York.

        (e) In the event a dispute arises out of or relating to this Agreement which is not within the general admiralty and maritime law, then the law of the State of New York shall govern.

        (f) No party hereto may sell, assign, delegate or otherwise transfer or alienate any of its rights or obligations hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, and any such attempted sale, assignment, delegation, transfer or alienation shall not relieve such party of any obligations hereunder, unless otherwise specified. Seller agrees that Buyer may assign its rights to purchase up to ten (10) of the Vessels to Midwest River Investors, L.L.C. and up to five (5) of the Vessels to Kathryn Rae Towing, Inc., and will execute and deliver such documents as required in Section 9(b) to such assignees, as Buyer may reasonably request, provided that any such assignee of Buyer will execute an agreement to assume all of Buyer's obligations under this Agreement as it relates to the Vessels to be purchased by the Assignee, which agreement shall be in form and substance acceptable to Seller and its counsel. Notwithstanding anything herein to the contrary, Buyer shall not be relieved of its obligations under this Agreement and shall remain obligated to perform its duties hereunder.

        (g) This Agreement, and all documents and instruments delivered pursuant hereto, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (h) The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        (i) If any provision of this Agreement is held to be invalid, the remainder of this Agreement shall not be affected thereby and shall remain in full effect.


  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed on their behalf by their duly authorized officers and/or representatives as of the day and year first above-written.

                                   "BUYER"

                                   MIDWEST MARINE MANAGEMENT COMPANY


                                   By:  /s/ Ronald E. Moore
                                   Name:    Ronald E. Moore
                                   Title:   President




                                   "SELLER"

                                   SEI II L.P.
                                   By: SEI II Equipment, Inc.,
                                   its General Partner


                                   By:  /s/ Rocco F. Andriola
                                   Name:    Rocco F. Andriola
                                   Title:   President